SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                               (Amendment No. __)

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|_|  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             SIGNATURE EYEWEAR, INC.
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                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

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

                             SIGNATURE EYEWEAR, INC.
                              498 NORTH OAK STREET
                               INGLEWOOD, CA 90302


                                                                  March 15, 2008
Dear Shareholders:


            We cordially invite you to attend the 2008 Annual Meeting of Shareholders. The meeting will be held on Wednesday, April 23, 2008 at 11:00 A.M. at 498 North Oak Street, Inglewood, California.

            We have enclosed the Notice of the 2008 Annual Meeting of Shareholders, the Proxy Statement, a proxy card, a postage prepaid return envelope and a copy of our Annual Report to Shareholders, which includes our Form 10-K for the year ended October 31, 2007 as filed with the Securities and Exchange Commission.

            At the meeting, you will be asked to elect five directors. We will also report on our performance in fiscal 2007 and answer your questions regarding Signature Eyewear.

            Fiscal 2007 was an excellent year for Signature Eyewear. We introduced our Nicole Miller Luxury Collection in January 2007, which contributed to our increase in net sales and was voted the best new collection of eyewear at Vision Expo West in September 2007. Additionally, bebe eyes, our most popular eyewear collection, continued to expand worldwide. Our emphasis on sunwear during the past several years has contributed to our success and we believe sunwear will continue to be a growing segment of our business.

            We reduced our long-term debt during fiscal 2007 and in September 2007, we were able to replace our credit facility with Home Loan Investment Corporation with a $4.8 million revolving line of credit with Comerica Bank. The Comerica facility increased our borrowing capacity and changed fixed interest rates ranging from 10%-12% per annum to a variable interest rate of either the lender's base rate plus 0.5% or LIBOR plus 3.25% (6.50% at February 28, 2008). Unless market interest rates and/or our average outstanding borrowings increase substantially in fiscal 2008, our interest expense should decrease as compared to prior years. In addition, the revolving line of credit should create working capital for continued growth.

            We are excited about the launch of our newest line, the Carmen Marc Valvo collection, in late spring of 2008. This collection, which will include prescription eyewear and sunwear, is targeted to the higher-end designer market. Each style within the collection will offer a unique, contemporary look for women of all ages. The luxurious finishes and attention to detail include French lace-inlay and West Indies-inspired patterns. The collection is based on Carmen's love for 1940's glamour and travel abroad.

            Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card by April 15, 2008 even if you plan to attend the meeting.

            We look forward to seeing you at the meeting.


                                                Sincerely,


                                                Michael Prince
                                                CHIEF EXECUTIVE OFFICER

                             SIGNATURE EYEWEAR, INC.
                              498 NORTH OAK STREET
                               INGLEWOOD, CA 90302


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 2008



TO OUR SHAREHOLDERS:

            Notice is hereby given to the holders of Common Stock of Signature Eyewear, Inc. that the 2008 Annual Meeting of Shareholders will be held on Wednesday, April 23, 2008, at 11:00 A.M. (California time) at our corporate headquarters at 498 North Oak Street, Inglewood, California.

            At the Annual Meeting we will ask you to:

            1. Elect five directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the board of directors (Edward Meltzer, Drew Miller, Ted Pasternack, Michael Prince and Richard M. Torre) are described in the accompanying Proxy Statement; and

            2. Transact any other business that may properly be presented at the meeting.

            If you owned Common Stock of Signature Eyewear, Inc. on March 3, 2008, the record date, you are entitled to attend and vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.


                                             By Order of the Board of Directors,


                                             Ted Pasternack
March 15, 2008                               CORPORATE SECRETARY


--------------------------------------------------------------------------------
                                    IMPORTANT

            THE PROMPT RETURN OF YOUR SIGNED PROXY WILL BE HELPFUL IN REDUCING EXPENSES INCIDENT TO THE COMPANY'S SOLICITATION OF PROXIES.
--------------------------------------------------------------------------------

                             SIGNATURE EYEWEAR, INC.

                              --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, APRIL 23, 2008

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT AND PROXY CARD?

            We sent you this Proxy Statement and the enclosed proxy card because you own shares of Common Stock of Signature Eyewear, Inc. This Proxy Statement, which is furnished by the Board of Directors of Signature Eyewear, Inc., provides you with information that will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

            When you complete, sign, date and return the proxy card, you appoint each of Richard M. Torre and Michael Prince, directors of Signature Eyewear, as your representatives at the Annual Meeting (your proxies). Mr. Torre and Mr. Prince will vote your shares at the Annual Meeting as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Torre and Mr. Prince will vote your shares, under your proxy, in accordance with their best judgment.

            We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or around March 20, 2008 to all shareholders entitled to vote. Shareholders who owned Common Stock on March 3, 2008 (the record date) are entitled to vote. On the record date, there were 6,855,639 shares of Common Stock outstanding. The Common Stock is our only class of voting stock outstanding.

            We have enclosed our Annual Report to Shareholders, which includes our Form 10-K for the year ended October 31, 2007 as filed with the Securities and Exchange Commission. The Annual Report is not to be considered part of the soliciting materials.

WHAT AM I VOTING ON?

            We ask you to vote on the election of five directors. The section entitled "Election of Directors" gives you more information on this proposal.

            At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

HOW MANY VOTES DO I HAVE?

            You have one vote for each share of our Common Stock. In the election of directors, you may be permitted to "cumulate" your votes.

WHAT IS "CUMULATIVE VOTING"?

            Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder. For example, if you hold 1,000 shares of Common Stock, you are entitled to 5,000 total votes in the election of directors (five - the number of directors - multiplied by one vote per share of Common Stock, or 5,000 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees, as the shareholder sees fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

            Your proxies may, in their discretion, cumulate votes for shares with respect to which they have proxies.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

            Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either as a vote cast for or against in the election of directors.

HOW CAN I VOTE?

YOU MAY VOTE BY MAIL

            Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement.

YOU MAY VOTE IN PERSON AT THE ANNUAL MEETING

            You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Otherwise, we cannot count your votes.

MAY I REVOKE MY PROXY?

            If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

            o    You may send in another proxy with a later date;

            o You may notify our Secretary in writing at our corporate headquarters before the Annual Meeting that you have revoked your proxy; or

            o    You may vote in person at the Annual Meeting.

HOW WILL SHARES I HOLD IN STREET NAME BE VOTED?

            If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers' shares on certain "routine" matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

            We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

            If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

HOW MANY VOTES MAY BE CAST AT THE ANNUAL MEETING?

            Based on the number of shares of Common Stock outstanding on the record date, up to 6,855,639 votes may be cast on any matter.

HOW MANY SHARES DO YOU NEED TO HOLD THE ANNUAL MEETING (WHAT ARE THE QUORUM REQUIREMENTS)?

            Shares representing a majority of our outstanding votes on the record date of March 3, 2008 must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Accordingly, a quorum will be 3,427,820 shares.

            Shares are counted as present at the Annual Meeting if the stockholder either:

            o    is present at the Annual Meeting; or

            o    has properly submitted a proxy card.

WHO NOMINATES INDIVIDUALS FOR ELECTION TO THE BOARD OF DIRECTORS?

            Nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock.

HOW MANY VOTES MUST THE DIRECTOR NOMINEES HAVE TO BE ELECTED?

            The five nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

WHO PAYS THE COSTS OF SOLICITING THESE PROXIES?

            We pay for distributing and soliciting proxies and reimburse brokers', nominees', fiduciaries' and other custodians' reasonable fees and expenses in forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

            The Board of Directors recommends a vote FOR election of the directors named in this Proxy Statement. The proxy holders will vote in their discretion with respect to any other matter that properly comes before the Annual Meeting.


                              ELECTION OF DIRECTORS

            Our bylaws state that the Board of Directors will consist of not less than four directors nor more than seven directors, with the exact number fixed from time to time by the Board. The authorized number of directors is currently five.

            Under the Certificate of Determination creating our Series A 2% Convertible Preferred Stock (the "Series A Preferred"), because the Company had missed two dividend payments with respect to the Series A Preferred, the holders of the Series A Preferred have the right to cause the number of authorized directors to be increased by two and to elect directors to fill those vacancies. This right will continue until all arrears in dividends have been paid and dividends for the current period have been paid or declared and set aside for payment. As of the record date, there was one holder of the Series A Preferred, and this holder has advised us that it does not intend to exercise its right to elect directors.

            The Board of Directors has nominated the five current directors for re-election by the holders of the Common Stock. Each nominee has indicated that he is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Mr. Torre and Mr. Prince (YOUR PROXIES) may vote for another nominee proposed by the Board of Directors. If any director resigns, dies or is otherwise unable to serve out his term, the Board of Directors may fill the vacancy until the next annual meeting.

                        INFORMATION ABOUT THE NOMINEES

            The following information is provided regarding the nominees:

------------------------------------------------------------------------------------------------------------------------------------
      NAME          AGE AT    YEAR FIRST                              PRINCIPAL OCCUPATION
                              ELECTED OR
                              APPOINTED
                    3/3/08     DIRECTOR
------------------ -------- -------------- -----------------------------------------------------------------------------------------
Edward Meltzer        72         2003      Mr. Meltzer has been the President of Elanday Equities, Inc., an exporter of various products, since 1987.
------------------ -------- -------------- -----------------------------------------------------------------------------------------
Drew Miller           49         2003      Mr. Miller has been the President of Heartland Consulting Group since 1994, and has been the President of Global Vantage Securities and Heartland Management Consulting Group.
                                           Mr. Miller is a Certified Management Accountant, Certified Mergers and Acquisitions
                                           Advisor, Certified Financial Planner and a Certified Government Financial Manager.
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Ted Pasternack        65         2003      Mr. Pasternack is a Certified Public Accountant who for more than the past five years has been a financial consultant through Betafam, Inc., a corporation wholly owned by him.
------------------ -------- -------------- -----------------------------------------------------------------------------------------
Michael Prince        58         1994      Mr. Prince joined the Company in 1993 and has served as the Chief Financial Officer and as a director of the Company since March 1994, and as Chief Executive Officer since April
                                           2003.
------------------ -------- -------------- -----------------------------------------------------------------------------------------
Richard M. Torre      62         2003      Mr. Torre has served as Chairman of the Board since April 2003. For the past seven years, he has been Chairman of Dartmouth Associates, Inc., a merchant and investment bank with diverse holdings in commercial banking, fish processing, office products and technology.  He is currently also Chairman of Dauntless Capital Partners, LLC.;
                                           Chairman, The Hydrogen Fund;  Chairman, Dartmouth Commerce of Manhattan, Inc.; and
                                           Vice-Chairman, JLM Foodservices, Inc.
------------------------------------------------------------------------------------------------------------------------------------

            Messrs. Meltzer, Miller, Pasternack and Torre are "independent" directors under the listing standards for Nasdaq.

BOARD AND COMMITTEE MEETINGS

            The Board of Directors held eight meetings during fiscal 2007. Each director other than Mr. Miller attended more than 75% of all meetings of the Board of Directors and Board Committees on which he served during the period he was a director in fiscal 2007. Mr. Miller attended 62.5% of these meetings due to being deployed in Iraq for a portion of the year.

BOARD COMMITTEES

            The Board of Directors has an Audit Committee and a Compensation Committee.

            AUDIT COMMITTEE. The functions of the Audit Committee and its activities during fiscal 2007 are described below under the heading "Report of the Audit Committee."

            The Audit Committee is comprised of two directors, Ted Pasternack (Chairman) and Drew Miller. Each of these directors is "independent" under the listing standards for Nasdaq. In addition, the Board of Directors has determined that Mr. Pasternack is an "audit committee financial expert," as that term is defined in Regulation S-K of the Securities and Exchange Commission.

            The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee within the past year has reviewed and assessed the adequacy of the charter. A copy of the Audit Committee Charter is available on our website at www.seye.com.

            The Audit Committee met four times in fiscal 2007.

            COMPENSATION COMMITTEE. The Compensation Committee recommends to the Board of Directors all elements of compensation for the executive officers. The Committee consists of Messrs. Meltzer (Chairman) and Pasternack. Each of these directors is "independent" under the listing standards for Nasdaq. The Compensation Committee met two times in fiscal 2007. The Compensation Committee does not have a charter. See "Executive Compensation--Compensation Discussion and Analysis" for information concerning our processes and procedures for the consideration and determination of executive officer compensation and the role of the Compensation Committee in that process.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            No person who served on the Compensation Committee in fiscal 2007 was during the year or previously an officer or employee of the Company or had a relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Further, no interlocking relationship exists between any member of the Board of Directors and any member of any other company's board of directors or compensation committee.

NOMINATIONS FOR DIRECTOR

            The Board of Directors fills vacancies on the Board of Directors and nominates a slate of directors for election at annual meetings of shareholders. Because all five of our directors participate in the process of identifying qualified director nominees, the Board of Directors does not believe that it is necessary to have a separate Nominating Committee. The Board of Directors does not have a written charter that governs the director nomination process.

            The Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board. When considering candidates for director, the Board of Directors takes into account a number of factors, including the following (although candidates need not possess all of the following characteristics, and not all factors are weighted equally):

            o Ability to attend regular and special board and committee meetings and willingness to perform the duties of a director

            o    Fine moral character, good personal and business reputation

            o Industry knowledge, contacts and network of potential clients in industries served by the Company

            o Ability to be responsible, fair-minded, reliable, ethical and possess high integrity

            o Candidates from the local community who are well known and respected will be given preferential consideration

            o    Prior experience on boards of directors

            o    Senior-level management experience

            o Possession of specific skills in electronic data processing, internal auditing, accounting, personnel, finance, etc., and/or demonstrated business or financial institution consulting expertise and experience

            The Board of Directors will periodically assess the appropriate size of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, or the size of the Board of Directors is expanded, the Board of Directors will consider various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board of Directors members or management, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year.

            The Board of Directors will consider candidates for directors recommended by shareholders who follow the proper procedures in submitting the recommendation. The Board of Directors will consider candidates recommended by shareholders using the same criteria it applies to candidates recommended by directors. To be considered for election at an annual meeting, the recommendation must be submitted no later than December 31 of the year prior to the year in which the meeting will be held. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) statement that the writer is a stockholder and is proposing a candidate for consideration by the Board; (ii) name and contact information for the candidate;
(iii) statement of the candidate's business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Board of Directors to evaluate the candidate; (v) statement detailing any relationship between the candidate and any competitor of the Company; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

COMPENSATION OF DIRECTORS

            The following table provides information about the compensation of our directors for services in fiscal 2007:

                            DIRECTOR COMPENSATION(1)

                                                   ALL OTHER
                          FEES EARNED OR PAID     COMPENSATION
            NAME              IN CASH ($)             ($)        TOTAL ($)
     ------------------ ------------------------ -------------- -----------

     Edward Meltzer              15,000                --         15,000

     Drew Miller                 14,000                --         14,000

     Ted Pasternack              16,000                --         16,000

     Richard M. Torre                --            55,000(2)      55,000
     ------------------ ------------------------ -------------- -----------
     ------------

     (1) A director who is an employee (Michael Prince) receives no separate compensation for services as director. See "Executive Compensation" for information concerning compensation paid to these employees.

     (2) Represents consulting fees paid to Dartmouth Commerce of Manhattan, Inc., which is owned by Mr. Torre, pursuant to consulting agreement that provides for annual compensation in the amount of $55,000 per year plus reimbursement for expenses and may be terminated by either party.

            In fiscal 2007, each outside director other than Richard M. Torre received a monthly fee of $1,000 and a fee of $1,000 per meeting attended, and the chairman of each Board committee received a quarterly fee of $250. As a result of the consulting arrangement between the Company and Dartmouth Commerce of Manhattan, Inc., a corporation owned by Mr. Torre, Mr. Torre does not receive directors' fees.

            We may from time to time grant options or sell stock to our directors. We did not grant options or sell stock to our directors in fiscal 2007.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

            We have scheduled a board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid business or personal conflict. All of our directors attended our 2007 Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD NOMINEES.


                          REPORT OF THE AUDIT COMMITTEE

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SIGNATURE EYEWEAR, INC. SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

            The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission and the unaudited financial statements included with Quarterly Reports on Form 10-Q filed with the Commission.

            The Audit Committee met and discussed with management and the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from Signature Eyewear, Inc. and has received the written letter from the independent auditors required by Independence Standards Board Standard No. 1.

            The Audit Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, Signature Eyewear's internal controls and critical accounting policies, and the specific results of the audit. Management was present at part of some of these meetings. Lastly, the Audit Committee met with management and discussed the engagement of Grobstein, Horwath & Company LLP as Signature Eyewear's independent auditors.

            Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2007.

            Management is responsible for Signature Eyewear's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Signature Eyewear's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is neither the Committee's duty nor responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of Signature Eyewear and may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, members have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Signature Eyewear's financial statements. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, consultations and discussions with management and the independent auditors do not assure that Signature Eyewear's financial statements are presented in accordance with generally accepted accounting principles, that the audit of Signature Eyewear's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

                                                Respectfully Submitted,

                                                Ted Pasternack, Chairman
                                                Drew Miller



 SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

            The following table provides information as of the record date regarding the Common Stock and Series A Convertible 2% Preferred Stock ("Series A Preferred") owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock or Series A Preferred; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
              NAME AND ADDRESS OF                   NUMBER OF SHARES OF     PERCENT OF CLASS   NUMBER OF SHARES OF
                                                       COMMON STOCK                            SERIES A PREFERRED      PERCENT OF
              BENEFICIAL OWNER(1)                   BENEFICIALLY OWNED                         BENEFICIALLY OWNED        CLASS
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------

Edward Meltzer                                                102,850(2)           1.5%                 --                  --
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
Drew Miller                                                    97,500              1.4                  --                  --
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
Ted Pasternack                                                200,000(3)           2.9                  --                  --
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
Michael Prince                                              1,004,278(4)          14.6                  --                  --
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
Richard M. Torre                                            1,837,500             26.8                  --                  --
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
Kevin D. Seifert                                               50,344(5)           0.7                  --                  --
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
Raul Khantzis                                                  12,500              0.2                  --                  --
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
Jill Gardner                                                   12,500              0.2                  --                  --
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
Bluebird Finance Limited                                    1,312,154(6)          16.1              1,200,000             100%
Box 957, Road Town, Tortola
British Virgin Islands
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
Craig N. Springer
205 North Fourth Street                                       650,000(7)           9.3                  --                  --
Grand Junction, CO 81502
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
Ashford Capital, LLC
2532 Dupont Drive                                             600,000(8)           8.4                  --                  --
Irvine, CA 92612
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------
All directors and executive officers as a                   3,329,972(9)          48.3                  --                  --
group (8 persons)
------------------------------------------------ -------------------------- ----------------- ---------------------- ---------------


(1) The business address of each director and executive officer (each person identified in the table for whom addresses are not included) is c/o Signature Eyewear, Inc., 498 North Oak Street, Inglewood, CA 90302.

(2)  Represents shares held by trusts of which Mr. Meltzer is trustee.

(3) Includes 87,500 shares held by Mr. Pasternack's spouse in her individual retirement account.

(4)  Includes 9,000 shares that may be acquired upon exercise of options.

(5)  Includes 4,500 shares that may be acquired upon exercise of options.

(6) Represents shares that may be acquired upon conversion of the Series A Preferred currently or within the following 60 days.

(7) Includes (i) 550,000 shares owned by Springer Capital Corporation, a corporation owned by Mr. Springer; and (ii) 100,000 shares issuable upon exercise of warrants owned by Home Loan Investment Company; by virtue of being a director, officer and shareholder of that corporation, Mr. Springer shares voting and investment power with respect to these shares.

(8) Includes 300,000 shares that may be acquired upon exercise of warrants, provided, however, that the warrants may not be exercised to the extent that such exercise would result in Ashford Capital, LLC owning more than 9.9% of the outstanding Common Stock of the Company.

(9)  Includes 13,500 shares that may be acquired upon exercise of options.

          COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock and to provide us with copies of the reports. We believe that all of these persons filed all required reports on a timely basis in fiscal 2007.



                               EXECUTIVE OFFICERS

            The following table sets forth certain information regarding our executive officers (other than Mr. Prince, whose information is set forth under "Election of Directors--Information About the Nominees").

------------------------------------------------------------------------------------------------------------------------------------
     NAME          AGE             POSITION                                    PRINCIPAL OCCUPATION
------------------------------------------------------------------------------------------------------------------------------------
Jill Gardner        40      Senior Vice President     Ms. Gardner joined the Company in 2003 as Vice President of Design. She was
                                                      appointed Senior Vice President in 2006.  From 2000 to 2003, she was the
                                                      Creative Director with Eyespace.
------------------------------------------------------------------------------------------------------------------------------------
Raul Khantzis       54      Senior Vice President     Mr. Khantzis joined the Company in 2003 as Vice President of International
                                                      Sales. He was appointed Senior Vice President in 2006.  From 2001 to 2003, he
                                                      was Vice President of Domestic Distribution with Metzler International.
------------------------------------------------------------------------------------------------------------------------------------
Kevin D. Seifert    45      Senior Vice President     Mr. Seifert joined the Company in 1998 and has served as Senior Vice President since 2006.
------------------------------------------------------------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

            OVERVIEW

            Our Board of Directors determines executive compensation. Our Board's focus is to establish compensation at levels necessary to attract, retain and motivate the best possible executive talent.

            In determining executive compensation, our Board considers the recommendations of its Compensation Committee. Historically, the Compensation Committee has based its recommendations on input from the Chief Executive Officer, third-party compensation surveys, the officers' current compensation, changes in cost of living, our financial condition, our operating results, and individual performance.

            Executive compensation can consist of base salary, bonus and equity compensation, as well as various health and welfare benefits. For the past several years, the Board has determined that salary should be the principal component of executive compensation. The Board has not adopted a formal bonus plan, and all bonuses are discretionary. The Board has not granted equity compensation since fiscal 2005, and our 1997 Stock Plan expired in 2007. The Board is not currently considering any new equity compensation plan.

            EXECUTIVE COMPENSATION FOR FISCAL 2007

            Executive compensation for 2007 consisted of base salary and our employee health and welfare plans, including matching contributions to our 401(k) plan.

            Mr. Prince is employed pursuant to an employment agreement that was entered into in 2003. Mr. Prince's salary is fixed pursuant to that agreement, subject to change from time to time by the Board of Directors. Effective June 1, 2007, the Board of Directors increased Mr. Prince's base salary from $275,000 per year to $300,000 per year. This increase was based on a recommendation of the Compensation Committee. In making this recommendation, the Compensation Committee considered the Executive Compensation Assessor prepared by the ERI Economic Research Institute for information concerning compensation of chief executive officers and chief financial officers of public companies with annual revenues of $15 million to $50 million. At $275,000 per year, Mr. Prince's salary as a chief executive officer was in the lower quartile for chief executive officers of public companies with annual revenues of $15 million to $50 million. Further, Mr. Prince serves not only as Chief Executive Officer but as Chief Financial Officer.

            In addition, the Board of Directors increased the salaries for the other three named executive officers of the Company effective June 1, 2007. These increases ranged from $6,000 to $10,000 per year. The Board's action was based on a recommendation from the Compensation Committee, which in turn had considered input from Mr. Prince as Chief Executive Officer. The Compensation Committee made its recommendations based on its belief that it is important to provide periodic salary increases to executive officers and these officers did not have a salary increase in fiscal 2006.

            The Board of Directors did not award bonuses to executive officers for fiscal 2007 because of their salary increases during the year.

REPORT OF COMPENSATION COMMITTEE

            The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee's review and discussion with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

            Respectfully submitted by the Compensation Committee.

                                                Edward Meltzer, Chairman
                                                Ted Pasternack

SUMMARY COMPENSATION TABLE

            The following table shows certain information regarding total compensation for fiscal 2007 for the Chief Executive Officer/Chief Financial Officer and the three other most highly compensated executive officers of the Company (the "Named Executive Officers").

--------------------------------------------------------------------------------
                                                       ALL OTHER
                                                       COMPENSA-
NAME AND PRINCIPAL POSITION     YEAR      SALARY($)    TION($)(1)     TOTAL ($)
--------------------------------------------------------------------------------

Michael Prince
    Chief Executive Officer
    Chief Financial Officer     2007      $285,193      $29,689(2)     $314,882


Kevin D. Seifert
    Senior Vice President       2007      $112,537       $6,971        $119,508


Raul Khantzis
    Senior Vice President       2007      $116,809       $4,037        $120,846


Jill Gardner
    Senior Vice President       2007       $98,654       $1,827        $100,481
--------------------------------------------------------------------------------
(1) Includes company contributions under our 401(k) plan, automobile allowances and cash payments for accrued and unused vacation.
(2) Of Other Compensation, $26,922 represents cash payment for accrued and unused vacation.

            Mr. Prince is compensated pursuant to an employment agreement with the Company. Under the employment agreement, he receives salary, which the Board may increase from time to time, and discretionary bonuses. In fiscal 2007, his salary was $275,000 through May 31, 2007 and was increased by the Board of Directors to $300,000 as of June 1, 2007.

PLAN-BASED AWARDS

            The Company granted no plan-based awards in fiscal 2007.

            The following table provides information concerning plan-based awards outstanding as of October 31, 2007 for each Named Executive Officer who had an outstanding plan-based award at that date.

-----------------------------------------------------------------------------------------------------
                     OUTSTANDING OPTIONS AT OCTOBER 31, 2007

                                                        OPTION AWARDS
-----------------------------------------------------------------------------------------------------
                     NUMBER OF SECURITIES
                          UNDERLYING         NUMBER OF SECURITIES
                          UNEXERCISED          UNDERLYING
                          OPTIONS          UNEXERCISED OPTIONS     OPTION EXERCISE     OPTION
       NAME            (#)EXERCISABLE       (#)UNEXERCISABLE          PRICE($)      EXPIRATION DATE
       ----            --------------       ----------------          --------      ---------------
Michael Prince              9,000                   --                  $4.00          7/15/09
Kevin D. Seifert            4,500                   --                  $4.00          7/15/09
-----------------------------------------------------------------------------------------------------

            No Named Executive Officer exercised options in fiscal 2007.

CHANGE OF CONTROL AND TERMINATION PAYMENTS

            Pursuant to his employment agreement, if Mr. Prince's employment is terminated without cause or he terminates his employment for "good reason", he will be entitled to a lump sum payment of all salary to which he would have been entitled under the employment agreement from the date of termination through August 31, 2010.

            Except as set forth above, we have no agreements or arrangements with executive officers that provide for payments upon a change of control or termination of employment.

                        TRANSACTIONS WITH RELATED PERSONS

            We have a credit facility with Bluebird Finance Limited ("Bluebird") that we obtained in fiscal 2003. The facility consists of a revolving credit line and support for the $1,250,000 letter of credit securing our credit facility with Comerica Bank. Bluebird's commitment on the revolving credit facility was $2,247,500 as of October 31, 2007, and is reduced by $72,500 each quarter. The revolving credit line bears interest at the rate of 5% per annum, with payments of principal and interest on a 10-year amortization schedule that commenced in fiscal 2005, and is due and payable in April 2013. The credit facility is secured by a security interest in our assets. The outstanding principal balance on the revolving credit line was $2,175,000 as of January 31, 2008, and we paid $290,000 of principal and no interest on the credit line in fiscal 2007. Accrued interest on the facility was $592,222. Bluebird owns all of the outstanding shares of Series A Preferred of the Company. These shares could have been converted into shares of Common Stock representing 16.1% of the outstanding Common Stock as of the record date.

            We had a credit facility from Home Loan Investment Corporation ("HLIC") that we obtained in 2003 and that we replaced in September 2007 with a credit facility from Comerica Bank. At October 31, 2006, the credit facility consisted of: (i) a term note due April 2008 with an outstanding principal balance of $2,532,146 bearing interest at a rate of 10% per annum; (ii) a $500,000 revolving line of credit bearing interest at a rate of 12% per annum, and (iii) another term note due July 31, 2007 with an outstanding balance of $655,693 bearing interest at a rate of 12% per annum. In December 2006 we refinanced the $655,693 term loan with a new $750,000 term loan from HLIC. The terms of the new loan were substantially similar to the prior loan except that the maturity date was extended to April 21, 2008 from July 31, 2007. The HLIC credit facility was secured by all of our assets. During fiscal 2007, the largest amount of indebtedness under the credit facility was $2,247,500 and we paid $2,532,146 of principal and $225,007 of interest on the credit facility. Craig Springer, who beneficially owns 9.3% of our Common Stock as of the record date, is a director, officer and shareholder of HLIC.


                                 CODE OF ETHICS

            We have a code of ethics that applies to our directors, officers and employees. We will provide without charge a copy of the code of ethics to any person who so requests by a letter addressed to the Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302.

                         INDEPENDENT PUBLIC ACCOUNTANTS

            Grobstein, Horwath & Company, LLP ("GHC") audited our financial statements for fiscal 2007 and 2006. We expect a representative from GHC to be present at the Annual Meeting and the representative will have the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

            Aggregate fees billed to us by GHC for professional services rendered with respect to our 2006 and 2007 fiscal years were as follows:

            --------------------------------------------------------------------
                                              2007                 2006
                                      --------------------- --------------------
            Audit Fees                        $149,597             $112,364
            Audit-Related Fees                   6,475                    0
            Tax Fees                                 0                    0
            All Other Fees                           0                    0
                                              $156,072             $112,364

            --------------------------------------------------------------------

            In the above table, in accordance with the Securities and Exchange Commission's definitions and rules, "audit fees" are fees we paid GHC for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of financial statements included in Form 10-Qs, and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and "tax fees" are fees for tax compliance, tax advice and tax planning.

            The policy of the Audit Committee is that it must approve in advance all services (audit and non-audit) to be rendered by the Company's independent auditors. The Audit Committee approved in advance the engagement of GHC for its services in fiscal 2006 and 2007.

                    SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

            Shareholders who want to communicate with the Board of Directors or any individual director should write to: Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302. The letter should indicate that you are a shareholder of Signature Eyewear, Inc. and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:

            o Forward the communication to the director or directors to whom it is addressed;

            o Delegate the inquiry to management where it is a request for information about Signature Eyewear or a stock-related matter; or

            o Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

                              SHAREHOLDER PROPOSALS

            We anticipate holding our 2009 Annual Meeting in April 2009. If you wish to submit proposals to be included in our proxy statement for the 2009 Annual Meeting of Shareholders, we must receive them on or before December 31, 2008. Please address your proposals to: Corporate Secretary, Signature Eyewear, Inc., 498 North Oak Street, Inglewood, California 90302.


                                  OTHER MATTERS

            Management does not know of any matters to be presented at the Annual Meeting other than those set forth above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

            WE WILL FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, TO ANY SHAREHOLDER WHO SO REQUESTS BY WRITING TO:
CORPORATE SECRETARY, SIGNATURE EYEWEAR, INC., 498 NORTH OAK STREET, INGLEWOOD, CALIFORNIA 90302.

Date: March 15, 2008                         By Order of the Board of Directors


                                            Ted Pasternack, CORPORATE SECRETARY

                                      PROXY
                             SIGNATURE EYEWEAR, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 2008

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             SIGNATURE EYEWEAR, INC.

         The undersigned hereby appoints Richard M. Torre and Michael Prince, and each of them, the proxy or proxies of the undersigned with full powers of substitution each to attend and to vote at the Annual Meeting of Shareholders of Signature Eyewear, Inc. to be held on April 23, 2008 at 498 North Oak Street, Inglewood, California, beginning at 11:00 A.M. local time, and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present, in the manner indicated below and on the reverse side, and on any other matters properly brought before the Annual Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated March 15, 2008.



                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                             SIGNATURE EYEWEAR, INC.

                                 APRIL 23, 2008





                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.





       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
                  YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE





THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT (WHICH INCLUDES THE FORM 10-K) OF SIGNATURE EYEWEAR, INC.

This proxy will be voted FOR the nominees, unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Annual Meeting.



              MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. [_]



1. Election of the following nominees as directors:

                                   NOMINEES:
[_]  FOR ALL NOMINEES              O Edward Meltzer
                                   O Drew Miller
[_]  WITHHOLD AUTHORITY            O Ted Pasternack
     FOR ALL NOMINEES              O Michael Prince
                                   O Richard M. Torre
[_]  FOR ALL EXCEPT
    (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O

_______________________________________________________________________________




To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [_]


Signature of Shareholder ___________________             Date:_________________

Signature of Shareholder ___________________             Date:_________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.